Exhibit 10.01

EIGHTH AMENDMENT LOAN AGREEMENT

THIS EIGHTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of June 15, 2018 (the "Effective Date"), by and between EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), and MIDFIRST Bank, a federally charted savings association ("Lender").

Background Recitals

A.                 Borrower and Lender are parties to that certain Loan Agreement dated as of December 1, 2015, as amended by that certain First Amendment to Loan Agreement dated as of March 10, 2016, as amended by that certain Second Amendment to Loan Agreement dated as of June 15, 2016, as further amended by that certain Third Amendment to Loan Agreement dated as of June 28, 2016, as further amended by that certain Fourth Amendment to Loan Agreement dated as of February 7, 2017, as further amended by that certain Fifth Amendment to Loan Agreement dated as of June 15, 2017, as further amended by that certain Sixth Amendment to Loan Agreement dated as of September 1, 2017, and as further amended by that certain Seventh Amendment to Loan Agreement dated as of February 15, 2018 (as amended, the "Loan Agreement"). Unless the context otherwise requires, capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement.

B.                  Borrower has requested that Lender (i) extend the Termination Date until August 15, 2019, (ii) establish a new advancing term loan in the maximum principal amount of $3,000,000, and (iii) release the Guaranty, and Lender has agreed to such requests, but only upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.                   INCREASE AND EXTENSION OF REVOLVING LOAN.

1.1.             Extension of Termination Date. The Termination Date is hereby extended from June 15, 2018, to August 15, 2019. Accordingly, the definition of Termination Date appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

"Termination Date" means August 15, 2019, or as may be extended by Lender in writing from time to time in Lender's sole discretion.

1.2.             Replacement Revolving Note. Borrower shall make, execute and deliver a replacement Promissory Note (Revolving Loan) in the form of Exhibit A attached hereto (the "Replacement Revolving Note") payable to Lender in the principal amount of $15,000,000. From and after the Effective Date, all references in the Loan Agreement or any other Loan Documents to the Promissory Note evidencing the Revolving Loan or the Revolving Note shall be deemed references to the Replacement Revolving Note, together with any and all renewals, extensions or replacements thereof, amendments or modifications thereto or substitutions therefor.

2.                   ADVANCING TERM LOAN #2. Subject to Borrower's satisfactory performance of the terms and conditions contained in this Amendment and the other Loan Documents, Lender agrees to establish a new advancing term loan (to be referred to as Advancing Term Loan #2) to Borrower on the Effective Date of this Amendment in the maximum principal amount of $3,000,000. Accordingly, the Loan Agreement is hereby amended as follows:

2.1.             Advancing Term Loan #2. A new Section 2.8 is hereby added to the Loan Agreement to read as follows:

2.8       Advancing Term Loan #2. Subject to the terms of this Agreement and in reliance on Borrower's representations and warranties in the Loan Documents, Lender agrees to establish Advancing Term Loan #2. THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the Advancing Term Loan #2 Maximum Principal Amount with fees, costs and interest as set forth in, and payable (in Dollars at Lender's Offices) pursuant to, this Agreement. The funding and closing of Advancing Term Loan #2 will take place in Lender's Offices or at such other place as Lender may designate.

(a)                Advances. Except during an Event of Default Period, and provided all of the conditions to lending set forth below have been satisfied, advances under Advancing Term Loan #2 will be made by Lender from time to time on the request of Borrower subject to the following limitations:

(i)                        The proceeds of all advances made under Advancing Term Loan #2 will be used solely to finance 90% of the cost of new equipment purchased after January 1, 2018. No advance to be made under Advancing Term Loan #2 shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(ii)                        To request any advance, an officer of Borrower must notify Lender in writing or by telephone of the total amount of the requested advance and provide Lender such documents and information with respect to the advance as Lender may reasonably request. Lender is entitled to assume that any party purporting to be an officer in connection with a telephonic request for an advance has the authority to act on behalf of Borrower so long as Lender follows agreed upon procedures to confirm the identity of the individual claiming to be the officer, and Borrower hereby releases, indemnifies and holds Lender harmless from any loss, liability or expense which Lender might incur as a result of acting on the directions of any such party.

(iii)                        Upon Borrower's satisfaction of the requirements and conditions contained in this Agreement, Lender will disburse the amount of any requested advance to Borrower's primary operating account maintained with Lender.

(iv)                        Lender will have no obligation to make any requested advance during an Event of Default Period or if the making of the request advance would cause the Advancing Term Loan #2 Principal Amount to exceed Advancing Term Loan #2.

(v)                        Each advance made against Advancing Term Loan #2 and each principal payment thereon will be recorded by Lender in its books and records, and the unpaid principal balance so recorded will be deemed presumptive evidence of the principal amount owing.

(b)                Interest. Subject to Subsection 2.3(a)(ii) above, the Advancing Term Loan #2 Principal Amount of Advancing Term Loan #2 bears interest at the LIBO Rate.

(c)                Payment. Prior to the expiration of the Advancing Term Loan #2 Advance Period, Borrower shall pay to Lender on each Principal Payment Date interest on the Advancing Term Loan #2 Principal Amount, in arrears, on each Interest Payment Date. From and after expiration of the Advancing Term Loan #2 Advance Period, Borrower shall pay to Lender on each Principal Payment Date the Advancing Term Loan #2 Installment Amount. On the Advancing Term Loan #2 Maturity Date, Borrower shall pay in full to Lender (1) the Advancing Term Loan #2 Principal Amount along with all unpaid, accrued interest, and (2) all other Indebtedness.

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(d)                Prepayment. Borrower may prepay Advancing Term Loan #2, in whole or in part, without premium or penalty. Amounts repaid may not be reborrowed.

2.2.             Definitions in Loan Agreement. The following definitions (a) to the extent already defined in Exhibit A of the Loan Agreement, are hereby amended in their entirety to read as follows, (b) to the extent not already defined in Exhibit A, are hereby added to Exhibit A of the Loan Agreement, to be inserted in alphabetical order, to read as follows:

"Advancing Term Loan #2" means the term loan Lender makes to Borrower pursuant to Section 2.8 of this Agreement up to the Advancing Term Loan #2 Maximum Principal Amount.

"Advancing Term Loan #2 Advance Period" means the period from June 15, 2018, through June 15, 2019.

"Advancing Term Loan #2 Installment Amount" means an amount which would fully amortize the stated principal amount of Advancing Term Loan #2, together with interest thereon at the interest rate determined in accordance with Section 2.8(a), over an assumed 48-month amortization period commencing as of June 16, 2019. Beginning June 1, 2020, and on each June 1 thereafter, the required monthly installment amount shall be re-determined, effective with the installment payment due on the following July 1, with the re-determined installment amount being an amount which would fully amortize the then-unpaid principal balance of Advancing Term Loan #2, together with interest thereon at the fluctuating interest rate determined in accordance with Section 2.8(b) as of such re-determination date, over the remainder of such assumed 48-month amortization period.

"Advancing Term Loan #2 Maturity Date" means the earlier to occur of (i) the Advancing Term Loan #2 Stated Maturity Date and (ii) the date on which the entire Advancing Term Loan #2 must be paid in full after acceleration pursuant to the terms of the Loan Documents.

"Advancing Term Loan #2 Maximum Principal Amount" means $3,000,000.00.

"Advancing Term Loan #2 Principal Amount" means, at any point in time, that portion of the principal balance of Advancing Term Loan #2 which is unpaid.

"Advancing Term Loan #2 Stated Maturity Date" means June 15, 2023.

"Interest Payment Date" means the first Business Day of each calendar month beginning on July 1, 2018, and ending on the earlier of (i) the date such Loan is repaid in full and any commitment therefor is terminated, and (ii) with respect to the Term Loan, the Maturity Date, with respect to Term Loan #2, the Term Loan #2 Maturity Date, with respect to the Advancing Term Loan, the Advancing Term Loan Maturity Date, with respect to Advancing Term Loan #2, the Advancing Term Loan #2 Maturity Date, or with respect to the Revolving Loan, the Termination Date.

"Loans" means, collectively, the Term Loan, Term Loan #2, the Advancing Term Loan, Advancing Term Loan #2 and the Revolving Loan.

"Maximum Principal Amount" means, collectively, the Maximum Term Principal Amount, the Term Loan #2 Maximum Principal Amount, the Advancing Term Loan Maximum Principal Amount, the Advancing Term Loan #2 Maximum Principal Amount and the Maximum Revolving Principal Amount.

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"Principal Amount" means, collectively, the Principal Term Amount, the Term Loan #2 Principal Amount, the Advancing Term Loan Principal Amount, the Advancing Term Loan #2 Principal Amount and the Principal Revolving Amount.

"Principal Payment Date" means the first Business Day of each calendar month and ending on the earlier of (i) for each Loan, the date such Loan is repaid in full, and (ii) with respect to the Term Loan, the Maturity Date, with respect to Term Loan #2, the Term Loan #2 Maturity Date, with respect to the Advancing Term Loan, the Advancing Term Loan Maturity Date, with respect to Advancing Term Loan #2, the Advancing Term Loan #2 Maturity Date or with respect to the Revolving Loan, the Termination Date.

2.3.             LIBO Rate. Section 2.3(a)(ii) of the Loan Agreement is hereby amended in its entirety to read as follows:

(ii)               Immediately after Lender gives a Suspension Notice to Borrower, Lender's obligation to make or maintain Tranche B of the Term Loan, Term Loan #2, the Advancing Term Loan, Advancing Term Loan #2, the Revolving Loan and Additional Costs at the LIBO Rate will be suspended and all interest and Additional Costs payable at the LIBO Rate will automatically convert to the Prime Rate. If circumstances further change and nullify the basis on which the Suspension Notice was given, then Lender will advise Borrower of the change and thereafter Tranche B of the Term Loan, Term Loan #2, the Advancing Term Loan, Advancing Term Loan #2, the Revolving Loan and the Additional Costs will automatically bear interest at the LIBO Rate.

3.                   PRICING. The definition of "LIBOR Margin" appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

"LIBOR Margin" means, for any day, a percentage per annum (expressed as basis points) as set forth below, based upon the Adjusted Funded Debt to EBITDA Ratio for the most recent fiscal quarter of Borrower:

Pricing Tier	Adjusted Funded Debt to EBITDA Ratio	LIBOR Margin (bps)
I	> 2.00	325.00
II	> 1.50 but ≤ 2.00	300.00
III	> 1.00 but ≤ 1.50	275.00
IV	≤ 1.00	250.00

Any increase or decrease in the LIBOR Margin resulting from a change in the Adjusted Funded Debt to EBITDA Ratio for the most recent fiscal quarter of Borrower shall become effective not later than 30 days following the date a Compliance Certificate is delivered and confirmed by Lender; provided, however, that if Borrower fails to deliver a Compliance Certificate on or before the applicable Compliance Certificate Due Date, then Pricing Tier I shall apply as of the first Business Day after such Compliance Certificate Due Date and shall continue to apply until not later than 30 days following the date a Compliance Certificate is delivered and confirmed by Lender, whereupon the LIBOR Margin shall be adjusted based upon the Adjusted Funded Debt to EBITDA Ratio contained in such Compliance Certificate. The initial LIBOR Margin shall be determined based upon Pricing Tier IV until adjusted otherwise.

4.                   Adjusted FINANCIAL COVENANTS. The following definition appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

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"AFD Test Default" means that, as of the last day of any calendar month, the Adjusted Funded Debt to EBITDA Ratio is greater than 2.75:1.00.

"DCR Test Default" means that, as of the last day of any calendar month, the Debt Coverage Ratio is less than 1.40:1.00.

5.                   RELEASE OF GUARANTY.

5.1.             Release of Guaranty and Guarantor. Effective as of the Effective Date, the Guaranty and the Guarantor (Randall W. White and Carol White) are hereby released.

5.2.             Deleted Definitions. Effective as of the Effective Date, the definitions of "Guarantor" and "Guaranty" are hereby deleted from the Loan Agreement.

5.3.             Security for the Loans. Section 2.4 of the Loan Agreement is amended in its entirety to read as follows:

2.4               Security for the Loans. The Loans are secured by, among other things, the Security Instruments.

5.4.             Financial Statements and other Reports. Section 4.1(f) of the Loan Agreement is amended in its entirety to read as follows:

(f)       Financial Statements and other Reports. Borrower shall deliver to Lender the below statements and reports on or before the below delivery deadline. Borrower shall also deliver to Lender any other information, reports or certificates as and when Lender requests.

Statement or Report	Frequency	Delivery Deadline
Borrower's audited annual financial statements	Annually	Within 90 days after each fiscal year ends
Borrower's monthly financial statements	Monthly	Within 30 days after each calendar month ends
Projections, prepared on a rolling 12-month basis, of inventory and compliance with financial covenants	Quarterly	Within 30 days after each quarter ends
Audited annual financial statements of Hilti	Annually	Within 90 days after each fiscal year of Hilti
Confirmation of payment of rent by Hilti and CAM payments under Hilti Lease	Annually	Within 90 days after each anniversary of the Effective Date

All statements and reports must be in scope and detail reasonably satisfactory to Lender. During any Event of Default Period, Lender may require that all statements and reports be prepared, audited and certified (at Borrower's cost and expense) by an independent certified public accountant, acceptable to Lender. Borrower shall provide Lender with such additional financial, management, or other information regarding any Borrower Party or the Property, as Lender may request. Upon Lender's request, Borrower shall deliver all items required by this Subsection in an electronic format or by electronic transmission reasonably acceptable to Lender.

5.5.             Other References to Guaranty and Guarantor. All other references in the Loan Agreement and the other Loan Documents to "Guaranty" and "Guarantor" shall be null and void.

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6.	OTHER MODIFICATIONS TO LOAN AGREEMENT.

6.1.             Suspension Notice. The definition of "Suspension Notice" appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

"Suspension Notice" means the notice from Lender to Borrower setting forth Lender's good faith determination that (A) the LIBOR Index is not reported, or (B) (as a result of changes to Applicable Law) it has become unlawful or discouraged for Lender to make or maintain any Loan at the LIBO Rate, or (C) the LIBOR Index (1) is unreliable or impractical to use for loans tied to any LIBOR Index or for Lender's risk management or hedging related to any such loans, or (2) is no longer the predominant index for variable rate loans made by Lender or its competitors, or (3) no longer permits Lender to achieve (in all material respects) the return on any Loan as Lender modeled at the time Lender approved such Loan.

6.2.             Removal of Monthly Commitment Fee. Section 2.5 (Monthly Commitment Fee) of the Loan Agreement is amended in its entirety to read as follows:

2.5	[Intentionally omitted.]

6.3.             Beneficial Ownership and Responsibility. A new subsection (y) is hereby added to Section 3.1 of the Loan Agreement to read as follows:

(y)       Beneficial Ownership and Responsibility. As of the Effective Date, the following individual has significant responsibility to control, manage, or direct Borrower: Randall W. White.

7.                   CONDITIONS TO EFFECTIVENESS. This Amendment will be effective as of the Effective Date, but subject to satisfaction of each of the following conditions precedent:

7.1.             Execution of Amendment Documents. The following documents (collectively, the "Amendment Documents") shall have been executed by the applicable parties and delivered to Lender, each in form and substance satisfactory to Lender:

(a)                this Amendment;

(b)                the Replacement Revolving Note;

(c)                a Promissory Note (Advancing Term Loan #2) in the form of Exhibit B attached hereto to evidence Advancing Term Loan #2;

(d)                an amendment to the Security Instrument (mortgage) covering the Term Loan Property to update the description of the indebtedness secured thereby; and

(e)                an amendment to the Security Instrument (mortgage) covering the Term Loan #2 Property to update the description of the indebtedness secured thereby.

7.2.             Legal Matters. All legal matters incident to this Amendment shall be satisfactory to Lender and its counsel.

8.                   REPRESENTATIONS AND WARRANTIES.

8.1.             Reaffirmation. Borrower confirms that all representations and warranties made by it in the Loan Agreement and the other Loan Documents are, and as of the Effective Date will be, true and correct in all material respects, and all of such representations and warranties are hereby remade and restated as of the Effective Date and shall survive the execution and delivery of this Amendment.

8.2.             Additional Representations and Warranties.

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8.2.1.        Power; Transactional Authority; Enforceability. Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Amendment, and has taken all necessary action to authorize its execution, delivery and performance of this Amendment. Borrower has duly executed and delivered this Amendment. This Amendment constitutes Borrower's legal, valid and binding obligations, enforceable in accordance with the terms of the Loan Documents, as amended by this Amendment, subject to (i) the effect of any Applicable Bankruptcy Law, or (ii) general principles of equity.

8.2.2.        No Violation; No Consent. Borrower's execution, delivery and performance of this Amendment, and compliance with the terms and provisions of the Loan Documents, as amended by this Amendment, will not (i) contravene any Applicable Law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the Property or Borrower's other assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower or any of the Property or Borrower's other assets is bound or may be subject, or (iii) violate any term of Borrower's certificate of incorporation or other documents and agreements governing Borrower's existence, management or operation. Borrower is not required to obtain the consent of any other party, including any Governmental Authority, in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents, as amended by this Amendment.

8.2.3.        Financial Matters. Each Borrower Party financial statement previously delivered to Lender was prepared in accordance with GAAP and completely, correctly and fairly present the financial condition and the results of operations of each Borrower Party on the date and for the period covered by the financial statements. All other reports, statements and other data that any Borrower Party furnished to Lender in connection with the Loan are true and correct in all material respects and do not omit any fact or circumstance necessary to ensure that the statements are not misleading. Each Borrower Party (i) is solvent, (ii) is not bankrupt, and (iii) has no outstanding liens, suits, garnishments, bankruptcies or court actions which may render such Borrower Party insolvent or bankrupt. Since the date of the last financial statements each Borrower Party delivered to Lender, no event, act, condition or liability has occurred or exists, which has had, or may reasonably be expected to have, a material adverse effect upon (A) such Borrower Party's business, condition (financial or otherwise) or operations, or (B) such Borrower Party's ability to perform or satisfy, or Lender's ability to enforce, any of the Indebtedness.

8.2.4.        Litigation. There are no suits or proceedings (including condemnation) pending or (to Borrower's knowledge, after reasonable inquiry) threatened against or affecting any Borrower Party or the Property or involving the validity, enforceability or priority of any of the Loan Documents. Borrower has not received notice from any Governmental Authority alleging that any Borrower Party or the Property is violating any Applicable Law.

8.2.5.        No Default. No Event of Default currently exists or would exist after giving effect to the transactions contemplated by this Amendment.

9.                   MISCELLANEOUS.

9.1.             Effect of Amendment. The terms of this Amendment shall be incorporated into and form a part of the Loan Agreement. Except as expressly amended, modified and supplemented by this Amendment, the Loan Agreement shall continue in full force and effect in accordance with its original stated terms, all of which are hereby reaffirmed in every respect as of the Effective Date. In the event of any irreconcilable inconsistency between the terms of this Amendment and the terms of the Loan Agreement, the terms of this Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Amendment. All references to the Loan Agreement appearing in any of the Loan Documents shall hereafter be deemed references to the Loan Agreement as amended, modified and supplemented by this Amendment.

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9.2.             No Course of Dealing; Past Acceptance. This Amendment shall not establish a course of dealing or be construed or relied upon as evidence of any willingness on Lender's part to grant any future consent or amendment, should any be requested. Lender acknowledges that Lender and its agents in the past may have accepted, without exercising the remedies to which Lender was entitled, payments and performance by Borrower that constituted Events of Default under the Loan Documents. Borrower acknowledges that no such acceptance or grace granted by Lender or its agents in the past, or Lender's agreement to the modifications evidenced hereby, has in any manner diminished Lender's right in the future to insist that Borrower Parties strictly comply with the terms of the Loan Documents, as modified by the terms of this Amendment. Furthermore, Borrower specifically acknowledges that any future grace or forgiveness of any Events of Default shall not constitute a waiver or diminishment of any right of Lender with respect to any future Event of Default, whether or not similar to any Event of Default with respect to which Lender has in the past chosen, or may in the future choose, not to exercise all of the rights and remedies granted to it under the Loan Documents.

9.3.             Release. Borrower hereby releases, remises, acquits and forever discharges Lender and any co-lender or loan participant, together with their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, liens, debts, claims, counterclaims, defenses, demands, liabilities, obligations, damages and expenses of any and every character (collectively, "Claims"), known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the Effective Date, and in any way directly or indirectly arising out of or in any way connected to this Amendment or the other Loan Documents, or any of the transactions associated therewith, or the Property, including specifically but not limited to claims of usury, lack of consideration, fraudulent transfer and lender liability, that it now has or may hereafter have against any Released Party, and hereby agrees to indemnify and hold harmless Lender and each other Released Party for all Claims that any Person may bring against any such Released Party that arise under or in connection with the Loan Agreement based on facts existing on or before the Effective Date. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE OR STRICT LIABILITY OF ONE OR MORE OF THE RELEASED PARTIES.

9.4.             Ratification and Affirmation. Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

9.5.             No Modification. This Amendment along with the Loan Documents supersedes and merges all prior and contemporaneous promises and agreements. No modification of this Amendment or any other Loan Document, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by the Parties. The Parties further agree that the Loan Agreement, as amended by this Amendment, may not in any way be explained or supplemented by a prior, existing or future course of dealings between the Parties or by any prior, existing, or future performance between the Parties pursuant to this Amendment, the Loan Agreement or otherwise.

9.6.             Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and will not affect the scope or meaning of the sections of this Amendment.

9.7.             Applicable Law. This Amendment and the rights and obligations of Borrower and Lender are in all respects governed by, and construed and enforced in accordance with the Governing Law (without giving effect to its principles of conflicts of law), except for those terms of the Security Instruments pertaining to the creation, perfections, validity, priority or foreclosure of the liens or security interests on the Property located within the State, which terms will be governed by, and construed and enforced in accordance with the laws of the State (without giving effect to its principles of conflicts of law).

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9.8.             Counterparts; Miscellaneous. This Amendment may be executed in any number of counterparts with the same effect as if all signers executed the same instrument. All counterparts of this Amendment must be construed together and will constitute one instrument. This Amendment is a Loan Document. Time is of the essence with respect to this Amendment. The Parties acknowledge and confirm that each of their respective attorneys has participated or has had the opportunity to participate jointly in the review and revision of this Amendment and that it has not been written solely by counsel for one party. The Parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting Party will not favor either Party against the other. The terms and provisions of this Amendment are binding upon and inure to the benefit of the Parties and their successors and assigns.

9.9.             Reimbursement of Expenses. Borrower agrees to pay or reimburse Lender for all reasonable out-of-pocket expenses, including Attorneys' Fees, incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the Effective Date.

Borrower:	EDUCATIONAL DEVELOPMENT CORPORATION,
a Delaware corporation

By:
	Name:	Randall W. White
	Title:	Chairman, President and CEO

Borrower's Signature Page

to

Eighth amendment to Loan Agreement

Lender:	MIDFIRST BANK, a federally chartered savings association

By:
	Name:	Marc Short
	Title:	Senior Vice President

Lender's Signature Page

to

Eighth amendment to Loan Agreement

EXHIBIT A

Replacement Revolving Note

(See attached.)

PROMISSORY NOTE

(Revolving Loan)

$15,000,000.00	June 15, 2018

MidFirst Bank, a federally chartered savings association (collectively, with any holder of this Note, "Lender") has made a loan ("Loan") to EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), pursuant to a Loan Agreement dated as of December 1, 2015 (as, from time to time, amended, modified or restated, the "Loan Agreement"), between Lender and Borrower. All capitalized terms used, but not otherwise defined in this Promissory Note have the meaning assigned such capitalized terms in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at 501 NW Grand Blvd. Oklahoma City, OK 73118, or at such other address as may be specified by Lender, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00), or such amounts as may be advanced under the Revolving Loan pursuant to the terms of the Loan Agreement, in Dollars, with interest thereon as set forth in the Loan Agreement, and to be paid in accordance with the terms of the Loan Agreement. Borrower's obligations to Lender are governed by the Loan Agreement.

1.                  All terms of the Loan Agreement are incorporated into this Note.

2.                  This Note is secured, in part, by the Security Instruments.

3.                  This Note only evidences Borrower's obligations to Lender under the Revolving Loan which are more specifically set forth in the Loan Agreement.

4.                  This Promissory Note is issued by Borrower in replacement, ratification and continuation of, but not in extinguishment or novation of, that certain Promissory Note (Revolving Loan) dated September 1, 2017, payable to the order of Lender in the stated principal amount of $15,000,000 (the "Prior Note"). All Security Instruments securing payment of the Prior Note, and the liens and security interests created thereby, shall continue in full force and effect, unabated and uninterrupted, as security for payment of this Promissory Note and the indebtedness evidenced hereby. This Note shall be construed and enforced in accordance with the laws of the State of Oklahoma.

5.                  THIS NOTE IS NOT A NEGOTIABLE INSTRUMENT. THIS NOTE IS NOT GOVERNED BY ARTICLE 3 OF THE UCC.

EDUCATIONAL DEVELOPMENT CORPORATION,
a Delaware corporation

By:
Name:	Randall W. White
Title:	Chairman, President and CEO

EXHIBIT B

PROMISSORY NOTE

(ADVANCING TERM LOAN #2)

(See attached.)

PROMISSORY NOTE

(Advancing Term Loan #2)

$3,000,000.00	June 15, 2018

MidFirst Bank, a federally chartered savings association (collectively, with any holder of this Note, "Lender") has made a loan ("Loan") to EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), pursuant to a Loan Agreement dated as of December 1, 2015 (as, from time to time, amended, modified or restated, the "Loan Agreement"), between Lender and Borrower. All capitalized terms used, but not otherwise defined in this Promissory Note have the meaning assigned such capitalized terms in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at 501 NW Grand Blvd. Oklahoma City, OK 73118, or at such other address as may be specified by Lender, the principal sum of Three Million and No/100 Dollars ($3,000,000.00), or such amounts as may be advanced under the Advancing Term Loan #2 pursuant to the terms of the Loan Agreement, in Dollars, with interest thereon as set forth in the Loan Agreement, and to be paid in accordance with the terms of the Loan Agreement. Borrower's obligations to Lender are governed by the Loan Agreement.

1.                  All terms of the Loan Agreement are incorporated into this Note.

2.                  This Note is secured, in part, by the Security Instruments.

3.                  This Note only evidences Borrower's obligations to Lender under Advancing Term Loan #2 which are more specifically set forth in the Loan Agreement.

4.                  This Note shall be construed and enforced in accordance with the laws of the State of Oklahoma.

5.                  THIS NOTE IS NOT A NEGOTIABLE INSTRUMENT. THIS NOTE IS NOT GOVERNED BY ARTICLE 3 OF THE UCC.

EDUCATIONAL DEVELOPMENT CORPORATION,
a Delaware corporation

By:
Name:	Randall W. White
Title:	Chairman, President and CEO